Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Anixter Inc.

(Exact name of obligor as specified in its charter)

Delaware	36-2361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2301 Patriot Boulevard Glenview, Illinois	60026-8020
(Address of principal executive offices)	(Zip code)

6.00% Senior Notes due 2025 and

Guarantees of 6.00% Senior Notes due 2025

(Title of indenture securities)

GUARANTOR

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Anixter International Inc.	Delaware	94-1658138	2301 Patriot Boulevard Glenview, Illinois 60026-8020

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*

Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 24th day of May, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Barry D. Somrock
Barry D. Somrock
Vice President

EXHIBIT 6

May 24, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Barry D. Somrock
Barry D. Somrock
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$20,037
Interest-bearing balances	127,598
Securities:
Held-to-maturity securities	144,901
Available-for-sale securities	253,334
Equity Securities with readily determinable fair value not held for trading	102
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	79
Securities purchased under agreements to resell	49,775
Loans and lease financing receivables:
Loans and leases held for sale	9,908
Loans and leases, net of unearned income	909,881
LESS: Allowance for loan and lease losses	9,610
Loans and leases, net of unearned income and allowance	900,271
Trading Assets	42,814
Premises and fixed assets (including capitalized leases)	12,085
Other real estate owned	417
Investments in unconsolidated subsidiaries and associated companies	12,801
Direct and indirect investments in real estate ventures	256
Intangible assets	37,963
Other assets	55,428

Total assets	$1,667,769

LIABILITIES
Deposits:
In domestic offices	$1,266,186
Noninterest-bearing	389,711
Interest-bearing	876,475
In foreign offices, Edge and Agreement subsidiaries, and IBFs	49,025
Noninterest-bearing	1,200
Interest-bearing	47,825
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,953
Securities sold under agreements to repurchase	5,380

Dollar Amounts In Millions
Trading liabilities	9,093
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	125,836
Subordinated notes and debentures	11,859
Other liabilities	28,828

Total liabilities	$1,500,160
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,606
Retained earnings	53,311
Accumulated other comprehensive income	-1,149
Other equity capital components	0

Total bank equity capital	167,287
Noncontrolling (minority) interests in consolidated subsidiaries	322

Total equity capital	167,609

Total liabilities, and equity capital	$1,667,769

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Directors
James H. Quigley
Theodore F. Craver, Jr.
Juan A. Pujadas